Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cisco Systems, Inc. of our report dated September 7, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cisco Systems, Inc’s Annual Report on Form 10-K for the year ended July 29, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 15, 2024